Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Medicine Man Technologies, Inc. on Form S-1/A1, of my report dated April 13, 2015 on the financial statements of Medicine Man Technologies, Inc. for the year ended December 31, 2014.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ B.F. Borger CPA PC

Certified Public Accountants

Lakewood, Colorado

May 28, 2015